UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2007
Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190
1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01  Other Events.

As previously disclosed, on March 1, 2007, Exelon Corporation's (Exelon) subsidiary Commonwealth Edison Company (ComEd) filed a request with the Federal Energy Regulatory Commission (FERC) seeking approval to increase the rate it receives for transmission services.  On June 5, 2007, the FERC issued an order that conditionally approved ComEd's proposal to implement a formula based transmission rate, effective as of May 1, 2007, but subject to refund.  The FERC order provided that further hearing and settlement procedures be conducted to determine the reasonableness of certain elements of ComEd's formula rate. The issues set for hearing included the 11.70% base return on equity proposed by ComEd and various elements of rate base.  On October 5, 2007, ComEd made a filing with the FERC seeking approval of a settlement agreement reached among ComEd, the FERC Trial Staff and the active interveners in the proceeding.  The settlement agreement is a comprehensive resolution of all issues in the proceeding, other than ComEd's pending request for rehearing on incentive returns on new investment.  The agreement establishes the treatment of costs and revenues in the determination of network service transmission rates and the process for updating the formula rate calculation on an annual basis.  The agreement provides for a base return on equity on transmission rate base of 11.0% plus an adder of 0.50% in recognition of ComEd’s participation in a Regional Transmission Organization, a cap of 58% on the equity component of ComEd's capital structure (declining to 55% by 2011), and a debt-only return of 6.61% on ComEd's pension asset.   The agreement results in a first year transmission network service revenue requirement of $363.4 million, or a  $23.7 million reduction from the $387.1 million revenue requirement conditionally approved by the FERC in its June 5, 2007 order.  The reduction in the revenue requirement will be implemented upon receipt of the FERC approval of the settlement agreement.  ComEd cannot predict whether the FERC will ultimately approve the settlement or when these proceedings will be completed.  A copy of the filing is available at the following website:  http://www.pjm.com/documents/to-ferc-filings.html#2007.

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This combined Form 8-K is being furnished separately by Exelon and ComEd (Registrants).  Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf.  No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s and ComEd’s 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s and ComEd’s Second Quarter 2007 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants.  Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. Neither of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets
and Chief Financial Officer
Exelon Corporation

COMMONWEALTH EDISON COMPANY

/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer,
Treasurer and Chief Risk Officer
Commonwealth Edison Company

October 9, 2007